UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: June 22, 2009
(Date of earliest event reported)
EQUITY LIFESTYLE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-11718	36-3857664
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification
incorporation or organization)		Number)

Two North Riverside Plaza, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)
(312) 279-1400
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
Expected Dividend Increase
          Our management and the executive committee of our Board of Directors intend to recommend to the Board of Directors an increase in our quarterly common stock dividend from $0.25 to $0.30 per share of common stock. This expected increase in our quarterly dividend will have no effect on our previously declared dividend of $0.25 per share of common stock, payable on July 10, 2009 to stockholders of record on June 26, 2009. Although we anticipate increasing our regular quarterly dividend as described above, the amount, timing and form of any future dividends to our stockholders will be at the sole discretion of our Board of Directors and will depend upon numerous factors, including, but not limited to, our actual and projected results of operations and funds from operations; our actual and projected financial condition, cash flows and liquidity; our business prospects; our operating expenses; our capital expenditure requirements; our debt service requirements; restrictive covenants in our financing or other contractual arrangements; restrictions under Maryland law; our taxable income; the annual distribution requirements under the REIT provisions of the Internal Revenue Code; and such other factors as our Board of Directors deems relevant.
Financings
     The Company has entered into commitments with Fannie Mae related to mortgages on four manufactured home properties, or Properties. The Company has locked an annual interest rate of 6.53% on $10.0 million of debt, 6.925% on approximately $12.0 million of debt and 7.135% on approximately $49.7 million of debt. The loans will have a term of ten years, with principal amortization over 30 years. The net proceeds from the loans will be used to repay secured long-term debt and for general corporate purposes. The closing of these loans is subject to the execution of definitive loan documentation and the fulfillment of certain conditions; accordingly, no assurance can be given that these financings will be consummated on the terms described or at all. The Company is seeking to enter into commitments with Fannie Mae to borrow an additional $21.6 million secured by mortgages on two additional manufactured home Properties, however no assurance can be given that it will be successful in doing so.
     This report includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:
•	our ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of sites by customers and our success in acquiring new customers at our Properties (including those recently acquired);

•	our ability to maintain historical rental rates and occupancy with respect to Properties currently owned or that we may acquire;

•	our assumptions about rental and home sales markets;

•	in the age-qualified Properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•	in the all-age Properties, results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;

•	the completion of future acquisitions, if any, and timing with respect thereto and the effective integration and successful realization of cost savings;

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the dilutive effects of issuing additional common stock;

•	the effect of accounting for the sale of agreements to customers representing a right-to-use the Properties previously leased by Privileged Access under Staff Accounting Bulletin No. 104, Revenue Recognition in Consolidated Financial Statements, Corrected; and

•	other risks indicated from time to time in our filings with the Securities and Exchange Commission.

     These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

EQUITY LIFESTYLE PROPERTIES, INC.
By:	/s/ Michael B. Berman
Michael B. Berman
Executive Vice President and Chief Financial Officer

Date: June 22, 2009